                                                                    Exhibit 4.02













                               JABIL CIRCUIT, INC.

                                       and

                              THE BANK OF NEW YORK,

                                   As Trustee

                           --------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                             DATED AS OF MAY 2, 2001

                           ---------------------------

                            Supplemental to Indenture

                             DATED AS OF MAY 2, 2001

                                 --------------

                         Creating a series of Securities
                                   designated
                  1.75% Convertible Subordinated Notes due 2021

                                TABLE OF CONTENTS

                                                     ARTICLE ONE

                                  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


Section 101       DEFINITIONS.....................................................................................2

                                                     ARTICLE TWO

                                                      THE NOTES

Section 201       DESIGNATION OF NOTES; ESTABLISHMENT OF FORM.....................................................6

Section 202       TRANSFER AND EXCHANGE...........................................................................8

Section 203       AMOUNT..........................................................................................9

Section 204       INTEREST........................................................................................9

Section 205       DENOMINATIONS..................................................................................10

Section 206       PLACE OF PAYMENT...............................................................................10

Section 207       STATED MATURITY................................................................................10

Section 208       APPLICABILITY OF CERTAIN INDENTURE PROVISIONS..................................................10

Section 209       DISCHARGE OF LIABILITY ON NOTES................................................................10

Section 210       RANKING........................................................................................10

                                                    ARTICLE THREE

                                             AMENDMENTS TO THE INDENTURE

Section 301       PROVISIONS APPLICABLE ONLY TO NOTES............................................................10

Section 302       PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.................................................11

Section 303       [reserved].....................................................................................11

Section 304       REPAYMENT TO THE COMPANY.......................................................................11

Section 305       EVENTS OF DEFAULT..............................................................................11

Section 306       UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST......................13

Section 307       OPTIONAL REDEMPTION............................................................................14


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

                                                    ARTICLE FOUR

                                                     CONVERSION

Section 401       CONVERSION RIGHTS..............................................................................14

Section 402       CONVERSION RIGHTS BASED ON COMMON STOCK PRICE..................................................14

Section 403       CONVERSION RIGHTS UPON NOTICE OF REDEMPTION....................................................14

Section 404       CONVERSION RIGHTS UPON OCCURRENCE OF CERTAIN CORPORATE TRANSACTIONS............................15

Section 405       CONVERSION PROCEDURES..........................................................................15

Section 406       FRACTIONAL SHARES..............................................................................16

Section 407       TAXES ON CONVERSION............................................................................16

Section 408       COMPANY TO PROVIDE COMMON STOCK................................................................17

Section 409       ADJUSTMENT OF CONVERSION PRICE.................................................................17

Section 410       NO ADJUSTMENT..................................................................................20

Section 411       ADJUSTMENT FOR TAX PURPOSES....................................................................21

Section 412       NOTICE OF ADJUSTMENT...........................................................................21

Section 413       NOTICE OF CERTAIN TRANSACTIONS.................................................................21

Section 414       EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE..............22

Section 415       TRUSTEE'S DISCLAIMER...........................................................................22

Section 416       VOLUNTARY DECREASE.............................................................................23

                                                    ARTICLE FIVE

                                  REDEMPTION OF NOTES AT THE OPTION OF THE COMPANY

Section 501       GENERAL........................................................................................23

                                                     ARTICLE SIX

                                      PURCHASE OF NOTES AT OPTION OF THE HOLDER

Section 601       GENERAL........................................................................................23

Section 602       THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF PURCHASE PRICE...............................25



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
Section 603       PURCHASE WITH CASH.............................................................................26

Section 604       PAYMENT BY ISSUANCE OF COMMON STOCK............................................................26

Section 605       NOTICE OF ELECTION.............................................................................27

Section 606       COVENANTS OF THE COMPANY.......................................................................28

Section 607       PROCEDURE UPON PURCHASE........................................................................28

Section 608       TAXES..........................................................................................29

Section 609       EFFECT OF PURCHASE NOTICE......................................................................29

Section 610       DEPOSIT OF PURCHASE PRICE......................................................................30

Section 611       SECURITIES PURCHASED IN PART...................................................................30

Section 612       COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES....................................30

Section 613       REPAYMENT TO THE COMPANY.......................................................................31

                                                    ARTICLE SEVEN

                                      PURCHASE OF NOTES AT OPTION OF THE HOLDER
                                               UPON FUNDAMENTAL CHANGE

Section 701       RIGHT TO REQUIRE PURCHASE......................................................................31

Section 702       EFFECT OF FUNDAMENTAL CHANGE PURCHASE NOTICE...................................................34

Section 703       DEPOSIT OF FUNDAMENTAL CHANGE PURCHASE PRICE...................................................34

Section 704       SECURITIES PURCHASED IN PART...................................................................35

Section 705       COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES....................................35

Section 706       REPAYMENT TO THE COMPANY.......................................................................35

                                                    ARTICLE EIGHT

                                                    SUBORDINATION

Section 801       TERMS AND CONDITIONS OF SUBORDINATION..........................................................36

Section 802       DISTRIBUTION ON ACCELERATION OF NOTES; DISSOLUTION AND REORGANIZATION..........................37

Section 803       APPLICATION OF ARTICLE 16 OF THE INDENTURE.....................................................40




                                      iii
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

                                                    ARTICLE NINE

                                              MISCELLANEOUS PROVISIONS
Section 901       INTEGRAL PART..................................................................................41

Section 902       GENERAL DEFINITIONS............................................................................41

Section 903       ADOPTION, RATIFICATION AND CONFIRMATION........................................................41

Section 904       COUNTERPARTS...................................................................................41

Section 905       GOVERNING LAW..................................................................................41

Section 906       CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939........................41

Section 907       EFFECT OF HEADINGS.............................................................................42

Section 908       SEVERABILITY OF PROVISIONS.....................................................................42

Section 909       SUCCESSORS AND ASSIGNS.........................................................................42

Section 910       BENEFIT OF SUPPLEMENTAL INDENTURE..............................................................42

Section 911       ACCEPTANCE BY TRUSTEE..........................................................................42

Section 912       CALCULATIONS...................................................................................42


ANNEX A           ..............................................................................................A-1



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                               JABIL CIRCUIT, INC.

                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 2, 2001, between Jabil Circuit, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and The Bank of New York, a New York banking corporation, having its principal corporate trust office in The City of New York, New York, as trustee (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 2, 2001 (the "Indenture"), providing for the issuance from time to time of its subordinated debentures, notes, bonds or other evidences of indebtedness (hereinafter called "Securities") in one or more fully registered series;

         WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

         WHEREAS, Section 3.1 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

         WHEREAS, the Company desires to issue up to $345,000,000 1.75% Convertible Subordinated Notes due 2021 (the "Notes"), a new series of Securities, the issuance of which was authorized by resolutions of the Board of Directors of the Company, dated November 23, 1999 and July 27, 2000, and by resolution of the Pricing Committee of the Board of Directors of the Company, dated April 26, 2001;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend in certain respects the Indenture insofar as it will apply only to the Notes (and not to any other series); and

         WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

         NOW THEREFORE:

         In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

                                  ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

Section 101 DEFINITIONS.

         For all purposes of the Indenture and this First Supplemental Indenture relating to the series of Securities (consisting of Notes) created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article. Each capitalized term that is used in this First Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture. Except as otherwise specified, section references are to sections of this First Supplemental Indenture.

         "AGENT MEMBERS" has the meaning specified in Section 201(b).

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depository that are applicable to such transfer or exchange.

         "BENEFICIAL OWNER" has the meaning specified in Section 701(a).

         "BUSINESS DAY" means any day which is not a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

         "CERTIFICATED SECURITY" means a Security that is in substantially the form attached hereto as ANNEX A.

         "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

         "COMPANY NOTICE" has the meaning specified in Section 605.

         "COMPANY NOTICE DATE" has the meaning specified in Section 603(5).

         "CONVERSION AGENT" shall be the agent specified in Section 201(d).

         "CONVERSION DATE" has the meaning specified in Section 405.

         "CONVERSION NOTICE" has the meaning specified in Section 405.

         "CONVERSION PRICE" has the meaning specified in Section 402.

         "CONVERSION RATE" has the meaning specified in Section 401.

         "CREDIT FACILITY" means the Company's Amended and Restated Loan Agreement, dated as of April 7, 2000, as amended, among the Company, certain of its subsidiaries and certain lenders named therein, as it may be amended from time to time.

         "CURRENT MARKET PRICE," on any date, means, with respect to the Common Stock of the Company, the average of the daily closing or last sale prices for the shorter of:

                  (1) 10 consecutive Business Days ending on the last full trading day on the exchange or market referred to in determining the daily closing or last sale prices prior to the Time of Determination; or

                  (2) the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or distribution through the last full trading day prior to the Time of Determination.

         "DEPOSITORY" has the meaning specified in Section 201(a).

         "DESIGNATED SENIOR INDEBTEDNESS" means:

                  (1) Indebtedness outstanding on the date hereof;

                  (2) the Company's obligations under any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be Designated Senior Indebtedness for purposes of this First Supplemental Indenture; and

                  (3) Indebtedness outstanding from time to time under the Credit Facility, as amended, restated, enlarged, replaced or refinanced from time to time.

         "DISQUALIFIED STOCK" means any Capital Stock of the Company that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after May 15, 2021.

         "EXCESS PAYMENT" means the excess of the aggregate of the cash and value of other consideration paid by the Company or any of its Subsidiaries with respect to shares acquired in a tender offer over the market value of such acquired shares after giving effect to the completion of a tender offer.

         "EXPIRATION DATE" has the meaning specified in Section 409(d)(2).

         "EXPIRATION TIME" has the meaning specified in Section 409(d)(2).

         "FUNDAMENTAL CHANGE" has the meaning specified in Section 701(a).

         "FUNDAMENTAL CHANGE OFFER" means an offer by the Company to pay cash on the Fundamental Change Purchase Date equal to the Fundamental Change Purchase Price.

         "FUNDAMENTAL CHANGE PURCHASE DATE" has the meaning specified in Section 701(b).



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

         "FUNDAMENTAL CHANGE PURCHASE NOTICE" has the meaning specified in
Section 701(c).

         "FUNDAMENTAL CHANGE PURCHASE PRICE" means, in connection with a Fundamental Change Offer, 100% of the aggregate principal amount of Notes to be purchased in such offer, together with interest accrued to, but excluding, the Fundamental Change Purchase Date.

         "GLOBAL SECURITY" means a permanent global Security that is in substantially the form attached hereto as ANNEX A and which is deposited with the Depository or the Securities Custodian and registered in the name of the Depository or its nominee.

         "INDEBTEDNESS" means, without duplication, (a) any liability of the Company or any Subsidiary (provided, that for purposes of the definition of Senior Indebtedness, Indebtedness shall refer only to the Company's Indebtedness) (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, or (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of the Company or any Subsidiary, as lessee, as a capitalized lease obligation, or (5) under Currency Agreements and Interest Rate Agreements, to the extent not otherwise included in this definition; (b) any liability of others of a type described in the preceding clause (a) to the extent that the Company or any Subsidiary has guaranteed or is otherwise legally obligated in the respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. "Indebtedness" shall not be construed to include (x) trade payables or credit on open account to trade creditors incurred in the ordinary cause of business or (y) obligations or liabilities incurred in connection with the sale, transfer or other disposition of property in connection with the securitization or other asset-based financing thereof; PROVIDED HOWEVER that any such sale, transfer or other disposition shall be for valid consideration and shall not be to prefer directly or indirectly any holder of any other obligation or Indebtedness of us or any Subsidiary as to any such other obligation or Indebtedness that was already outstanding and did not previously benefit from a Lien.

         "INDENTURE" has the meaning specified in the first recital hereto.

         "INTEREST PAYMENT DATE" has the meaning specified in Section 204.

         "ISSUE DATE" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

         "MARKET PRICE" has the meaning specified in Section 604.

         "NASDAQ" means the NASDAQ National Market.

         "NOTES" has the meaning specified in the fourth recital hereto.

         "NYSE" means the New York Stock Exchange.

         "PAYMENT BLOCKAGE NOTICE" has the meaning specified in Section 801.

         "PAYMENT BLOCKAGE PERIOD" has the meaning specified in Section 801.

         "PAYMENT DEFAULT" has the meaning specified in Section 801.

         "PERMITTED HOLDER" has the meaning specified in Section 701(a).

         "PERMITTED JUNIOR SECURITIES" means:

                  (1) shares of any class of the Company's Capital Stock other than Disqualified Stock; or

                  (2) securities of the Company other than Disqualified Stock that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes.

         "PURCHASE DATE" means each of May 15, 2004, May 15, 2006, May 15, 2009 and May 15, 2014.

         "PURCHASE NOTICE" has the meaning specified in Section 601.

         "PURCHASE PRICE" means

                  (1) in the event that the Company has elected to pay the Purchase Price, in whole or in part, in shares of Common Stock, the number of shares of common stock equal to the portion of the Purchase Price to be paid in Common Stock divided by 95% of the Market Price; or

                  (2) in the event that the Company has elected to pay the Purchase Price in cash, $1,000 per $1,000 principal amount of Notes;

plus, in either case, accrued and unpaid interest to, but excluding, the applicable Purchase Date.

         "PURCHASED SHARES" has the meaning specified in Section 409(d)(2).

         "PURCHASES" has the meaning specified in Section 409(d)(3).

         "REDEMPTION DATE" has the meaning specified in Annex A hereto.

         "REDEMPTION PRICE" has the meaning specified in Annex A hereto.

         "REGULAR RECORD DATE" has the meaning specified in Section 204.

         "SALE PRICE" has the meaning specified in Section 604.

         "SECURITIES" has the meaning specified in the first recital hereto.

         "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SENIOR INDEBTEDNESS" means, with respect to the Notes, all of the Company's Indebtedness outstanding at any time, except (1) the Notes, (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks PARI PASSU with the Notes, (3) Indebtedness of the Company to an Affiliate, (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against the Company in a proceeding under federal or state bankruptcy laws and (5) trade accounts payable.

         "STATED MATURITY" has the meaning specified in Section 207.

         "TENDER OFFER" has the meaning specified in Section 409(d)(3).

         "TENDERED SHARES" has the meaning specified in Section 409(d)(3).

         "TIME OF DETERMINATION" has the meaning specified in Section 409(d)(1).

         "TRADING DAY" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on NASDAQ or, if the Common Stock is not quoted on the NASDAQ, on the other principal market on which the Common Stock is then traded.

         "TRIGGER EVENT" has the meaning specified in Section 409(c).

         "TRIGGERING DISTRIBUTION" has the meaning specified in Section
409(d)(1).

                                  ARTICLE TWO

                                    THE NOTES

Section 201       DESIGNATION OF NOTES; ESTABLISHMENT OF FORM.

         There shall be a series of Securities designated "1.75% Convertible Subordinated Notes due 2021" of the Company, and the form thereof shall be substantially as set forth in ANNEX A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

         (a) REGISTERED SECURITIES. The certificates for the Notes shall be Registered Securities and shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the "Depository"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         (b) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced, as appropriate, to reflect redemptions, purchases or conversions of such Notes. Any decrease in the principal amount of Outstanding Notes represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian.

                  Neither any members of, or participants in, the Depository ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have rights under this Indenture with respect to any Global Security held in the name of the Depository or any nominee thereof, or under the Global Security, and the Depository (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or (B) impair, as between the Depository, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (c) CERTIFICATED SECURITIES. Certificated Securities shall be issued only under the limited circumstances provided in Sections 202(a)(1) hereof.

         (d) PAYING AGENT AND CONVERSION AGENT. The Company shall maintain an office or agency where Notes may be presented for purchase or payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Company may have one or more additional paying agents and one or more additional conversion agents.

                  The Company shall enter into an appropriate agency agreement with any Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of the Indenture and this First Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.6 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent or Conversion Agent.

         The Company initially appoints the Trustee as Conversion Agent and Paying Agent in connection with the Notes.

Section 202 TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

                  (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities, (ii) the Depository ceases to be a "clearing agency" registered under the Securities Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, (iii) the Company in its sole discretion determines that the Global Securities shall be exchangeable for Certificated Securities or (iv) there shall have occurred and be continuing an Event of Default. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Certificated Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

                           In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with the foregoing paragraph and, thereafter, the events or conditions specified in this Section 202(a)(1) which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.

                  (2) Notwithstanding any other provisions of this First Supplemental Indenture other than the provisions set forth in Section 202(a)(1) hereof, a Global Security may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Nothing in this
         Section 202(a)(2) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 202.

         (b) TRANSFER AND EXCHANGE OF CERTIFICATED SECURITIES. When Certificated Securities are presented by a Holder to a Security Registrar with a request:

                           (1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                           (2) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Security Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the ninth paragraph of Section 3.5 of the Indenture.

(c) TRANSFERS TO THE COMPANY. Nothing in this First Supplemental Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Notes shall thereupon be canceled in accordance Section 3.9 of the Indenture.

Section 203 AMOUNT.

         (a) The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to $345,000,000 upon one or more Company Orders for the authentication and delivery of Notes, without any further action by the Company. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 202 of this First Supplemental Indenture or Sections 3.5,
3.6 or 11.7 of the Indenture.

         (b) The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Four.

Section 204 INTEREST.

         The principal of the Notes shall bear interest at the rate of 1.75% per annum from May 2, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing November 15, 2001, to the Persons in whose names the Notes are registered at the close of business on the May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Maturity, conversion, purchase by the Company at the option of the Holder or redemption of a Note shall cause interest to cease to accrue on such Note subject to the Company's obligation to pay interest on overdue amounts in accordance with Section 5.3 of the Indenture and the terms of the Notes.

Section 205 DENOMINATIONS.

         The Notes shall be issued without coupons in minimum denominations of $1,000 or any integral multiple thereof.

Section 206 PLACE OF PAYMENT.

         The Place of Payment for the Notes and the place or places where the Notes may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Notes is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds to an account previously specified in writing by such Person to the Company and the Trustee.

Section 207 STATED MATURITY.

         The date on which the principal of the Notes is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to the Indenture or this First Supplemental Indenture, shall be May 15, 2021, which shall be the "Stated Maturity" thereof for the purposes of the Indenture and this First Supplemental Indenture.

Section 208 APPLICABILITY OF CERTAIN INDENTURE PROVISIONS

         The provisions of Section 4.2 of the Indenture relating to defeasance and covenant defeasance shall not be applicable to the Notes.

Section 209 DISCHARGE OF LIABILITY ON NOTES.

         The Notes may be discharged by the Company in accordance with the provisions of Article Four of the Indenture, subject to the subordination provisions of the Notes.

Section 210 RANKING

         The Notes are, to the extent provided herein, unsecured obligations of the Company, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

                                 ARTICLE THREE

                           AMENDMENTS TO THE INDENTURE

Section 301 PROVISIONS APPLICABLE ONLY TO NOTES.

         The provisions contained herein shall apply to the Notes only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the Notes and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any Notes Outstanding.

Section 302 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

         The Indenture is hereby amended, subject to Section 301 hereof and with respect to the Notes only, by replacing the final paragraph in Section 3.7 of the Indenture with the following paragraphs:

         On conversion of a Holder's Notes, such Holder shall not receive any cash payment of interest. The Company's delivery to a Holder of the full number of shares of Common Stock into which a Note is convertible, together with any cash payment for such Holder's fractional shares, shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Note and to satisfy the Company's obligation to pay accrued interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (unless such Notes or portions thereof have been called for redemption in accordance with Article 5 hereof on a Redemption Date that occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case any accrued interest shall be paid to the Holders of record of such Notes at the close of business on such Regular Record Date).

         Notwithstanding the above, if any Notes are converted after a Regular Record Date but prior to the next succeeding Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Such Notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the principal amount of the Notes so converted, unless such Notes have been called for redemption on a Redemption Date that occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case no such payment shall be required.

Section 303 [reserved]

Section 304 REPAYMENT TO THE COMPANY.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability to the Holders of Notes with respect to such money or securities for that period commencing after the return thereof.

Section 305 EVENTS OF DEFAULT.

         (a) The Indenture is hereby amended, subject to Section 301 hereof and with respect to the Notes only, by replacing Section 5.1 of the Indenture with the following paragraph:

         "Event of Default," wherever used herein, means with respect to the Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in payment of any interest on any Notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of this First Supplemental Indenture;

                  (2) default in payment of principal or any premium with respect to any Note, when due upon maturity, optional redemption, repurchase or otherwise;

                  (3) default by the Company in the performance, or breach, of any other covenant or warranty in the Indenture (other than a covenant or warranty included therein solely for the benefit of one or more series of Securities other than the Notes) or any Note which shall not have been remedied for a period of 60 days after delivery written notice to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes;

                  (4) there occurs with respect to any issue or issues of Indebtedness (including an Event of Default under any other series of Securities) or any Restricted Subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or
         (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (5) the Company or any of its Restricted Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge uninsured judgements or court orders for the payment of money in excess of $50,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith; or

                  (6) the entry by a court having competent jurisdiction of:

                           (a) a decree or order for relief in respect of the
                  Company or any of its Restricted Subsidiaries in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                           (b) a decree or order adjudging the Company or any of
                  its Restricted Subsidiaries to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any of its Restricted

                  Subsidiaries and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                           (c) a final and non-appealable order appointing a
                  custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or any of its Restricted Subsidiaries or of any substantial part of the property of the Company or any of its Restricted Subsidiaries, as the case may be, or ordering the winding up or liquidation of the affairs of the Company or any of its Restricted Subsidiaries; or

                  (7) the commencement by the Company or any of its Restricted Subsidiaries of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or any of its Restricted Subsidiaries to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company or any of its Restricted Subsidiaries of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company or any of its Restricted Subsidiaries or relief under any applicable law, or the consent by the Company or any of its Restricted Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any of its Restricted Subsidiaries or any substantial part of the property of the Company or any of its Restricted Subsidiaries or the making by the Company or any of its Restricted Subsidiaries of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any of its Restricted Subsidiaries in furtherance of any such action.

         (b) With respect to the Notes, the provisions of Section 5.2 of the Indenture, without limitation, shall be subject to the subordination provisions relating to the Notes.

Section 306 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND
            INTEREST.

         Notwithstanding any other provision in this First Supplemental Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7 of the Indenture and Section 302 of this First Supplemental Indenture) interest on such Note on the Stated Maturity or maturities expressed in such Note (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a purchase, to receive the Purchase Price on the Purchase Date, or in the case of a Fundamental Change, to receive the Fundamental Change Purchase Price on the Fundamental Change Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 307 OPTIONAL REDEMPTION.

         The Notes may be redeemed in accordance with Article 11 of the Indenture, as amended by Article 5 of this First Supplemental Indenture, and otherwise subject to this First Supplemental Indenture.

         In the event that the Notes are called for redemption pursuant to the terms of this First Supplemental Indenture, the Holders of Notes shall have all rights, including rights to conversion and to the receipt of interest upon conversion, if any, as set forth in this First Supplemental Indenture.

                                  ARTICLE FOUR

                                   CONVERSION

Section 401 CONVERSION RIGHTS.

         Notes shall be convertible in accordance with their terms and in accordance with this Article.

         The initial conversion rate (the "Conversion Rate") is 24.368 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as a result of adjustments to the Conversion Price upon the occurrence of certain events described in this Article. A Holder of a Note otherwise entitled to a fractional share shall receive cash in an amount equal to the value of such fractional share based on the Sale Price on the Trading Day immediately preceding the Conversion Date.

         A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article.

Section 402 CONVERSION RIGHTS BASED ON COMMON STOCK PRICE.

         The Holder of any Note shall have the right, exercisable at any time after the date of original issuance of the Note and before the close of business on the Business Day immediately preceding the Stated Maturity of the Notes, to convert the principal amount of the Note (or any portion of it that is an integral multiple of $1,000) into shares of Common Stock at the Conversion Price.

         The "Conversion Price" per share shall initially equal $41.038 and shall be adjusted as described in Section 409(g).

Section 403 CONVERSION RIGHTS UPON NOTICE OF REDEMPTION.

         In case a Note or portion thereof is called for redemption pursuant to Article Five hereof, a Holder of such Note may surrender it for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date for such Note, unless the Company shall default in making the payment of the Redemption Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Redemption Price is paid.

Section 404 CONVERSION RIGHTS UPON OCCURRENCE OF CERTAIN CORPORATE TRANSACTIONS.

         If the Company is a party to a consolidation, merger or binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property, at the effective time of the transaction, the right to convert a Note into shares of Common Stock shall be changed into a right to convert such Note, without the consent of any Holders of the Notes, into the kind and amount of cash, securities or other property of the Company or another Person which the Holder would have received if the Holder had converted such Note immediately prior to the transaction.

Section 405 CONVERSION PROCEDURES.

         To convert a Note, a Holder must (a) complete and manually sign the conversion notice (the "Conversion Notice") or a facsimile thereof on the back of the Note and deliver such notice to a Conversion Agent, (b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." The Company shall deliver to the Holder through the Conversion Agent, as soon as practicable but in any event no later than the fifth Business Day following the Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 406. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Notes may be surrendered for conversion in accordance with the Applicable Procedures of the Depository as in effect from time to time. The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Note on any date when the stock transfer books of the Company are closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; PROVIDED FURTHER, HOWEVER, that such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

         No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article. On conversion of a Note, except as provided below in the case of certain Notes or portions thereof called for redemption, that portion of accrued and unpaid interest on the converted Note attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date attributable to the most recent accrual date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Note being converted pursuant to the provisions hereof.

         If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Notes converted.

         Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in principal amount to the principal amount of the unconverted portion of the Note surrendered.

         Notes or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for Notes called for redemption pursuant to Article Five hereof on a Redemption Date that occurs during the period between the close of business on a Regular Record Date and the close of business on the Interest Payment Date to which such Regular Record Date relates) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes or portions thereof being surrendered for conversion.

Section 406 FRACTIONAL SHARES.

         The Company shall not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share of Common Stock shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price on the Trading Day immediately prior to the Conversion Date, of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

Section 407 TAXES ON CONVERSION.

         If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 408 COMPANY TO PROVIDE COMMON STOCK.

         The Company shall, prior to issuance of any Notes under this Article, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all Notes Outstanding into shares of Common Stock. All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

         The Company shall endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer and delivery of shares of Common Stock to a converting Holder upon conversion of Notes, if any, and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or on NASDAQ or other over-the-counter market or such other market on which the Common Stock is then listed or quoted.

Section 409 ADJUSTMENT OF CONVERSION PRICE.

         The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) In case the Company (i) issues shares of Common Stock as a dividend or distribution on its Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, or (iii) combines its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Notes been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

         (b) In case the Company issues rights or warrants to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the then Current Market Price per share of Common Stock on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the then Current Market Price per share of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

         (c) In case the Company distributes to all or substantially all holders of its Common Stock any shares of Capital Stock (other than dividends or distributions of Common Stock on Common Stock to which Section 409(a) applies) of the Company, evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding all-cash distributions or any rights or warrants referred to in Section 409(b)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the then Current Market Price per share of the Common Stock on the record date referred to below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) and of which the denominator shall be the then Current Market Price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         In the event that the Company implements a shareholder rights plan, such rights plan may provide, if the Company so elects and subject to customary exceptions and limitations, that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) in lieu of making any adjustments to the Conversion Price in accordance with the provisions of the immediately preceding paragraph. Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 409(c) or any other provision of this Section 409.

         (d)(1) In case the Company, by dividend or otherwise, at any time distributes (a "Triggering Distribution") to all holders of its Common Stock cash distributions in an aggregate amount that, together with the aggregate amount of (A) any other cash distributions to all holders of Common Stock within the 12 months preceding the date fixed for determining the stockholders entitled to such Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 409 has been made and (B) all Excess Payments in respect of each tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 409 has been made, exceeds an amount equal to 15% of the product of the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such

Triggering Distribution (the "Time of Determination") multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the treasury of the Company), the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Time of Determination by a fraction of which the numerator shall be the Current Market Price per share of Common Stock at the Time of Determination less the sum of the aggregate amount of cash so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the Time of Determination), and the denominator shall be such Current Market Price per share of Common Stock on the Time of Determination, such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

         (2) In the case of the payment of an Excess Payment in respect of a tender offer by the Company or any Subsidiary for Common Stock that, together with the aggregate amount of (A) any cash distributions made within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 409 has been made and (B) all other Excess Payments in respect of each tender offer by the Company or any Subsidiary for Common Stock concluded within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 409 has been made, exceeds an amount equal to 15% of the product of the Current Market Price per share of Common Stock as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such decrease to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 409(d)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 409(d)(2).

         (3) For purposes of this Section 409(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

         (e) [reserved]

         (f) In any case in which this Section 409 requires that an adjustment be made following a record date or a Time of Determination or Expiration Date, as the case may be, established for purposes of this Section 409, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 412) issuing to the Holder of any Notes converted after such record date or Time of Determination or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Time of Determination or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Time of Determination or Expiration Date had not occurred.

         (g) Upon adjustment of the Conversion Price pursuant to this Section 409, the Conversion Price shall rounded to the nearest $.001, with $.0005 being rounded upward.

         (h) Upon the election by the Company to make a distribution as described in paragraphs (b), (c) and (d) of this Section 409, which in the case of paragraph (d) has a per share value equal to more than 15% of the Sale Price of shares of Common Stock on the Trading Day preceding the declaration date for such distribution, the Company shall give notice to Holders of the Notes not less than 20 days prior to the ex-dividend date for such distribution. Upon giving such notice, Holders may surrender the Notes for conversion pursuant to this Article Four at any time until the close of business on the Business Day prior to the ex-dividend date or until the Company publicly announces that such distribution will not be given effect.

Section 410 NO ADJUSTMENT.

         No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 410 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 410 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         Except pursuant to Section 414, no adjustment in the Conversion Price shall be made by reason of the completion of a merger, consolidation or other transaction effected with one of the Company's Affiliates for the purpose of (1) changing the jurisdiction of organization of the Company or (2) effecting a corporate reorganization including, without limitation, the implementation of a holding company structure.

         No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

Section 411 ADJUSTMENT FOR TAX PURPOSES.

         The Company shall be entitled to make such adjustments in the Conversion Price, in addition to those required by Section 409, as in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the recipient thereof.

Section 412 NOTICE OF ADJUSTMENT.

         Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate specifying the adjusted Conversion Price, and briefly stating the facts requiring the adjustment and the manner of computing it.

Section 413 NOTICE OF CERTAIN TRANSACTIONS.

         In the event that:

         (1) the Company takes any action which would require an adjustment in the Conversion Price,

         (2) the Company takes any action that requires a supplemental indenture pursuant to Section 414, or

         (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 413.

Section 414 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON
            CONVERSION PRIVILEGE.

         If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation or merger in which the Company is a party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, Outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then Outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 414 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 414, the Company shall promptly file with the Trustee
(x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 415 TRUSTEE'S DISCLAIMER.

         The Trustee shall have no duty to determine when an adjustment under this Article should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 412. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 414, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 414.

Section 416 VOLUNTARY DECREASE.

         The Company may decrease the Conversion Price for any period of at least 20 days, upon at least 15 days notice, if the Board of Directors determines that such decrease would be in the Company's best interests. Such determination by the Board of Directors shall be conclusive.

                                  ARTICLE FIVE

                REDEMPTION OF NOTES AT THE OPTION OF THE COMPANY

Section 501 GENERAL.

         There shall be no sinking fund for the retirement of the Notes.

         At any time on or after May 18, 2004, the Company may redeem the Notes for cash as a whole, or from time to time in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date in accordance with Article 11 of the Indenture, Section 307 of this First Supplemental Indenture and Annex A to this First Supplemental Indenture.

         If the Company redeems less than all of the Outstanding Notes, the Trustee will select the Notes to be redeemed (i) by lot; (ii) pro rata or (iii) by any other method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Notes for partial redemption and the Holder converts a portion of the same Notes, the converted portion shall be deemed to be from the portion selected for redemption.

         The Company shall not redeem the Notes, or provide notice for the redemption thereof, in the event that the Company is in default with respect to the payment of interest and such default is continuing.

                                  ARTICLE SIX

                    PURCHASE OF NOTES AT OPTION OF THE HOLDER

Section 601 GENERAL.

         The Company shall be required to purchase Notes in accordance with this Article Six.

         On each Purchase Date, the Company shall repurchase, at the option of the Holder, the Notes in respect of which such Holder has provided and not withdrawn a Purchase Notice at the Purchase Price upon:

         (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

                  (A) if a Certificated Security has been issued, the certificate number of the Note which the Holder shall deliver to be purchased or if a Certificated Security has not been issued, such information as may be required by Applicable Procedures;

                  (B) the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple of $1,000;

                  (C) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified under the paragraph "Purchase by the Company at the Option of the Holder" of the Notes and in the Indenture as supplemented by this First Supplemental Indenture; and

                  (D) in the event that the Company elects, pursuant to Section 602 hereof, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 604 hereof, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Price relates; and

         (2) delivery of such Notes to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; PROVIDED, HOWEVER, that such Purchase Price shall be so paid pursuant to this Article only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

         If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 609 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 601(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to the Purchase Notice in the circumstances set forth in such clause (D).

         The Company shall purchase from the Holder thereof, pursuant to this Article, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.

Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Article shall be consummated by the delivery of the consideration to be received by the Holder (if any) promptly following the later of the Purchase Date and the time of delivery of the Note.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 601 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 609.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

Section 602 THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF PURCHASE PRICE.

         The Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 601 has been given, or a specified percentage thereof, shall be paid by the Company, at the election of the Company, with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in Section 602 and 603 hereof. The Company shall specify, in the Company Notice delivered pursuant to Section 605 hereof, whether the Company will purchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it shall pay in cash and Common Stock; PROVIDED, HOWEVER, that the Company shall pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Article shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in
Section 604 with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to
Section 604 in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

         At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

         (i) the manner of payment selected by the Company;

         (ii) the information required by Section 605;

         (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 604 have been or shall be complied with; and

         (iv) whether the Company desires the Trustee to give the Company Notice required by Section 605.

Section 603 PURCHASE WITH CASH.

         On each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 601 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Notes.

Section 604 PAYMENT BY ISSUANCE OF COMMON STOCK.

         On each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 601 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) 95% of the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

         Upon determination of the actual number of shares of Common Stock issuable in accordance with the provisions of this Section 604, the Company shall publish such information in The Wall Street Journal or another daily newspaper of national circulation.

         The Company's right to exercise its election to purchase the Notes pursuant to this Article through the issuance of Common Stock shall be conditioned upon:

                  (1) the Company not having given its Company Notice of an election to pay entirely in cash and timely having given its Company Notice of an election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

                  (2) the listing of shares of Common Stock on the principal United States securities exchange on which the Common Stock is then listed or the inclusion of such shares on NASDAQ if the Common Stock is then so included;

                  (3) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act and the Securities Exchange Act, in each case, if required for the initial issuance thereof; and

                  (4) any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

         If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Notes pursuant to this Article through the issuance of Common Stock, the Company shall pay, without further notice, the entire Purchase Price of the Notes of such Holder or Holders in cash.

         The "Market Price" means the average of the Sale Prices of the Common Stock for the twenty Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day) prior to the applicable Purchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 409; subject, however, to the conditions set forth in Sections 409(f) and 410.

         The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated.

Section 605 NOTICE OF ELECTION.

         The Company shall provide notice (a "Company Notice") on a date not less than 20 Business Days prior to each Purchase Date (the "Company Notice Date") to all Holders at their addresses shown in the register of the Securities Registrar, and to beneficial owners as required by applicable law, stating:

         (1) whether the purchase price is payable in cash or Common Stock or in any combination thereof, specifying the percentages of each;

         (2) if the Company has elected to pay the Purchase Price in Common
Stock:

                  (A) that each Holder shall receive Common Stock with a Market Price equal to such specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (B) the method of calculating the Market Price of the Common Stock; and

                  (C) that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the

         Common Stock to be received from the date such Market Price is determined to the Purchase Date.

         In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

         (A) the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice the amount of interest that will be accrued and payable with respect to the Notes as of the Purchase Date;

         (B) the name and address of the Paying Agent and the Conversion Agent;

         (C) that Notes as to which a Purchase Notice has been given may be converted pursuant to Article Four hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture;

         (D) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price;

         (E) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in (D);

         (F) the procedures the Holder must follow to exercise purchase rights under this Article and a brief description of those rights;

         (G) a brief description of the conversion rights of the Notes; and

         (H) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
Section 601 or 609).

         If any of the Notes is in the form of a Global Security, then the Company shall modify the Company Notice to the extent necessary to accord with the Applicable Procedures.

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Section 606 COVENANTS OF THE COMPANY.

         All Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

Section 607 PROCEDURE UPON PURCHASE.

         As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. No payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

Section 608 TAXES.

         If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

Section 609 EFFECT OF PURCHASE NOTICE.

         Upon receipt by the Paying Agent of the Purchase Notice specified in
Section 605, the Holder of the Note in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Note. Such Purchase Price shall be paid to such Holder, subject to receipt of funds and/or Common Stock by the Paying Agent, promptly following the later of (x) the Purchase Date with respect to such Note (provided the conditions in Section 601 have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 601. Notes in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article Four hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the applicable Purchase Date specifying:

         (1) if Certificated Securities have been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or if Certificated Securities have not been issued, such information as may be required by the Applicable Procedures;

         (2) the principal amount of the Notes, in integral multiples of $1,000, being withdrawn; and

         (3) the principal amount of such Notes that remains subject to the Purchase Notice, if any.

         A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 601(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 601(l)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

         There shall be no purchase of any Notes pursuant to this Article (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Notes
(x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 610 DEPOSIT OF PURCHASE PRICE.

         Prior to 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price of all of the Notes or portions thereof which are to be purchased as of the Purchase Date. The manner in which the deposit required by this Section 610 is made by the Company shall be at the option of the Company, PROVIDED, HOWEVER, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Purchase Date.

         If a Paying Agent holds, in accordance with the terms hereof, money and/or Common Stock sufficient to pay the Purchase Price of any Note for which a Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after such Purchase Date, such Note shall cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid).

Section 611 SECURITIES PURCHASED IN PART.

         Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge except for any taxes to be paid by the Holder in the event a Note is registered under a new name, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

Section 612 COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES.

         In connection with any offer to purchase or purchase of Notes under this Article (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of

Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Securities Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Securities Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Securities Exchange Act and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Article Six to be exercised in the time and in the manner specified in this Article.

Section 613 REPAYMENT TO THE COMPANY.

         The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Purchase Price, PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 610 exceeds the aggregate Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date, then promptly after the Business Day following the Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

                                 ARTICLE SEVEN

                         PURCHASE OF NOTES AT OPTION OF
                       THE HOLDER UPON FUNDAMENTAL CHANGE

Section 701 RIGHT TO REQUIRE PURCHASE.

         (a) If a Fundamental Change occurs, Holders shall have the right, at their option, to require the Company to Purchase all of such Holder's Notes not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, on the Fundamental Change Purchase Date.

         A "Fundamental Change" shall be deemed to have occurred at such time as
(a) any Person, including its Affiliates and associates, other than Permitted Holders, files a Schedule 13D or TO (or any successor schedule, form or report under the Securities Exchange Act) disclosing that such Person has become the Beneficial Owner of 50% or more of the total voting power in the aggregate of all classes the Company's Capital Stock then outstanding normally entitled to vote in elections of the Board of Directors, (b) there shall be consummated any consolidation or merger of the Company pursuant to which the Common Stock would converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation normally entitled to vote in elections of directors immediately after the consolidation or merger or
(c) the Company shall sell, convey, transfer or lease all or substantially all of its properties and assets to any Person other than a Permitted Holder.

         The term "Beneficial Owner" shall be determined in accordance with Rules 13d-3 and l3d-5 promulgated by the Commission under the Securities Exchange Act or any successor provision thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         The term "Permitted Holders" shall mean (a) the Company and its Subsidiaries and employee benefit plans, (b) any "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) that includes William D. Morean; provided that Mr. Morean at all times (i) holds the position of director of the Company, or another position of equal or greater responsibilities, and the estates, executors and administrators, and parents and lineal descendants of Mr. Morean, and the estates, executors and administrators of any of such parents and lineal descendants and (c) any corporation, partnership, limited liability company, trust or other entity in which the trusts, individuals or lineal descendents referred to in clause (b) in the aggregate have either a direct or indirect beneficial interest or voting control of greater than 50%.

         (b) Within fifteen Business Days following any Fundamental Change, the Company shall provide a notice to all Holders at their addresses shown in the register of the Securities Registrar, and to beneficial owners as required by applicable law, and the Trustee offering to purchase the Notes on a certain date (which date shall not be later than 35 Business Days from the date of such notice) (the "Fundamental Change Purchase Date") specified in such notice and such notice shall state:

                           (1) the events giving rise to the Fundamental Change;

                           (2) the date of such Fundamental Change;

                           (3) the date by which the Fundamental Change Purchase
                  Notice pursuant to this Section 701 must be given;

                           (4) the Fundamental Change Purchase Date;

                           (5) the Fundamental Change Purchase Price that will
                  be accrued and payable with respect to the Notes as of the Fundamental Change Purchase Date;

                           (6) briefly, the conversion rights of the Notes;

                           (7) the name and address of the Paying Agent and
                  Conversion Agent;

                           (8) the Conversion Price and any adjustments thereto;

                           (9) that Notes as to which a Fundamental Change
                  Purchase Notice has been given may be converted into Common Stock pursuant to Article Four only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (10) the procedures that the Holder must follow to
                  exercise rights under this Section 701;

                           (11) the procedures for withdrawing a Fundamental
                  Change Purchase Notice, including a form of notice of withdrawal; and

                           (12) that the Holder must satisfy the requirements
                  set forth in the Notes in order to convert the Notes.

         If any of the Notes are in the form of a Global Security, then the Company shall modify such notice to the extent required by the Applicable Procedures.

         (c) A Holder may exercise its rights specified in subsection (a) of this Section 701 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Notes and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depository's customary procedures) of the exercise of such rights (a "Fundamental Change Purchase Notice") to any Paying Agent for receipt by such Paying Agent no later than the close of business on the fifth Business Day next preceding the Fundamental Change Purchase Date.

         The delivery of such Note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 701, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the purchase of all of a Note pursuant to Sections 701 through 706 also apply to the purchase of such portion of such Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 701 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 701.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or as to a portion thereof that is a principal amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 702.

         A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

         In the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures.

         (d) Anything herein to the contrary notwithstanding, the Company shall not be required to effect a Fundamental Change Offer following a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Article 7 and purchases all of the Notes validly tendered and not withdrawn under such Fundamental Change Offer.

Section 702 EFFECT OF FUNDAMENTAL CHANGE PURCHASE NOTICE.

         Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 701(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive on the Fundamental Change Purchase Date the Fundamental Change Purchase Price with respect to such Note together with interest accrued to such Fundamental Change Purchase Date. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 701(c) have been satisfied) and (b) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 701(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

         A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date specifying:

         (1) if a Certificated Security has been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or if a Certificated Security has not been issued, such information as may be required by Applicable Procedures;

         (2) the principal amount, in integral multiples of $1,000, of the Notes being withdrawn; and

         (3) the principal amount of such Notes which remain subject to the Fundamental Change Purchase Notice, if any.

Section 703 DEPOSIT OF FUNDAMENTAL CHANGE PURCHASE PRICE.

         On the Fundamental Change Purchase Date, the Company shall, to the extent lawful accept for payment all the Notes or portions thereof properly tendered pursuant to the Fundamental Change Offer and deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate, stating the aggregate principal amount of Notes or portions thereof being purchased.

         On or before 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 703 is made by the Company shall be at the option of the Company; PROVIDED, HOWEVER, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

         If a Paying Agent holds, in accordance with the terms hereof, funds sufficient to pay the Fundamental Change Purchase Price of any Note for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this First Supplemental Indenture then, on the Fundamental Change Purchase Date such Note shall cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price). The Company shall publicly announce the principal amount of Notes purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

Section 704 SECURITIES PURCHASED IN PART.

         Any Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge (other than amounts to be paid in respect of applicable transfer taxes), a new Note or Notes, of such authorized denomination or denominations in integral multiples of $1,000 as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 705 COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES.

         In connection with any offer to purchase or purchase of Notes under this Article (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Securities Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 and any other tender offer rules promulgated under the Securities Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Securities Exchange Act and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this Article to be exercised in the time and in the manner specified in this Article.

Section 706 REPAYMENT TO THE COMPANY.

         The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Fundamental Change Purchase Price; PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 703 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then on the Business Day following the Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

                                 ARTICLE EIGHT

                                 SUBORDINATION

Section 801 TERMS AND CONDITIONS OF SUBORDINATION

         The Company, for itself and its successors, and each Holder, by its acceptance of Notes, agree that the payment of the principal of or interest on or any other amounts due on the Notes is subordinated in right of payment, to the extent and in the manner stated in this Article 8, to the prior payment in full of all existing and future Senior Indebtedness of the Company. The Notes shall rank pari passu with, and shall not be senior in right of payment to such other Indebtedness of the Company whether outstanding on the date of this First Supplemental Indenture or hereafter created, incurred, issued or guaranteed by the Company, where the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness ranks pari passu with the Notes.

         The Notes shall be subordinate in right of payment to all existing and future Senior Indebtedness of the Company. The payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness. No payment on account of principal of, redemption of, interest on or any other amounts due on the Notes, including, without limitation, any payments on the Fundamental Change Offer, and no redemption, purchase or other acquisition of the Notes may be made, including a purchase on a Purchase Date pursuant to Article 6 hereof, except payments comprised solely of Permitted Junior Securities, if:

         (1) a default in the payment of Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace ("Payment Default"');or

         (2) a default other than a Payment Default on any Designated Senior Indebtedness occurs and is continuing that permits the holders of Designated Senior Indebtedness to accelerate its maturity, and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or from any holder of Designated Senior Indebtedness or such holder's representative (a "Non-Payment Default"), but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the holders of such Designated Senior Indebtedness) (a) in the case of a Payment

Default, upon the date on which such Payment Default is cured or waived or ceases to exist, and (b) in the case of a Non-Payment Default, the earliest of the date on which such Non-Payment Default is cured or waived or ceases to exist or 180 days from the date notice is received, if the maturity of the Designated Senior Indebtedness has not been accelerated. Upon termination of the Payment Blockage Period, payments on account of principal of or interest on the Notes (other than, subject to Section 802 hereof, amounts due and payable by reason of the acceleration of the maturity of the Notes) and redemptions, purchases or other acquisitions shall be made by or on behalf of the Company.

         Notwithstanding the foregoing, only one Payment Blockage Notice with respect to the same event of default or any other events of default existing or continuing at the time of notice on the same issue of Designated Senior Indebtedness may be given and no new Payment Blockage Period may be commenced by the holders of Designated Senior Indebtedness unless 360 consecutive days have elapsed since the initial effectiveness of the immediately preceding Payment Blockage Notice.

         If the Trustee or any Holder of Notes receives any payment or distribution of the Company's assets of any kind in contravention of any of the terms hereof, whether in cash, property or securities, in respect of the Notes before all Senior Indebtedness is paid in full, then the payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness, and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

Section 802 DISTRIBUTION ON ACCELERATION OF NOTES; DISSOLUTION AND
            REORGANIZATION.

         (a) If the Notes are declared due and payable because of the occurrence of an Event of Default, the Company or the Trustee shall give prompt written notice to the holders of all Senior Indebtedness or to the trustee(s) for such Senior Indebtedness of such acceleration.

         (b) Upon (i) any acceleration of the principal amount due on the Notes because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

                  (1) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Holders are entitled to receive payment on account of the principal of or interest on or any other amounts due on the Notes, except payments comprised solely of Permitted Junior Securities;

                  (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), to which the holders or the Trustee would be entitled except for the provisions of this Article 8, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness (or their representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than payments comprised solely of Permitted Junior Securities), shall be received by the Trustee or the holders before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Indebtedness, the holders of the Senior Indebtedness remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         The foregoing is subject to the last paragraph of Section 16.3 of the Indenture.

         Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of cash, property or securities which otherwise would have been payable or distributable to Holders shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 8 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         Nothing contained in this Article 8 or elsewhere in this First Supplemental Indenture, the Indenture or in the Notes is intended to or shall
(i) impair, as between the Company and its creditors other than the holders of Senior Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Notes or is intended to or (ii) affect the relative rights of the Holders and creditors of the Company other than holders of Senior Indebtedness or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under the Indenture and this First Supplemental Indenture, subject to the rights, if any, under this
Article 8 of the holders of Senior Indebtedness in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

         Upon distribution of assets of the Company referred to in this Article 8, the Trustee, subject to the provisions of Sections 6.1 of the Indenture, and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 8. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. Nothing contained in this
Article 8 or elsewhere in this First Supplemental Indenture, the Indenture or in any of the Notes, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest on, the Notes unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with notice under Section 802(d) hereof of the facts which would prohibit the making of such application.

         (c) The provisions of this Article 8 shall not be applicable to any cash, properties or securities received by the Trustee or by any Holder when received as a holder of Senior Indebtedness and nothing in the Indenture or this First Supplemental Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

         (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 8. The Trustee, subject to the provisions of Section 6.1 of the Indenture, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Indebtedness or any trustee therefor has given such notice to the Trustee. Notwithstanding the provisions of this Article 8 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions in this Article 8, unless, and until three Business Days after, the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 6.1 of the Indenture, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than three Business Days immediately preceding the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the principal of or interest on any Note), the Trustee shall not have received with respect to such monies the notice provided for in this
Section 802(d), than anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 8, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 8, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 801 or that any event or any condition preventing any payment in respect of the Notes shall have ceased to exist, unless and until the Trustee shall have received an Officers' Certificate to such effect.

         (e) The provisions of this Section 802 applicable to the Trustee shall also apply to any Paying Agent for the Company.

         (f) Each Holder of a Note, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 8 and appoints the Trustee its attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Notes in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any Holder or holders of Senior Indebtedness or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Notes which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Article 8 and to file and prove all claims therefore and to take all such other action in the name of the holders or otherwise, as such holders of Senior Indebtedness or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article 8.

Section 803 APPLICATION OF ARTICLE 16 OF THE INDENTURE.

         The provisions of Section 801 and 802 (except as provided therein) replace the provisions of Sections 16.2 and 16.3 of the Indenture. In all other cases, the provisions of this Article Eight supplement, and to the extent inconsistent with replace, the provisions of Article 16 of the Indenture. References in Article 16 of the Indenture to such Article 16 shall be deemed to refer to such Article as amended hereby.

                                  ARTICLE NINE

                            MISCELLANEOUS PROVISIONS

Section 901 INTEGRAL PART.

         This First Supplemental Indenture constitutes an integral part of the Indenture with respect to the Notes only.

Section 902 GENERAL DEFINITIONS.

         For all purposes of this First Supplemental Indenture:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

         (b) the terms "herein," "hereof," "hereunder" and other words of similar import refer to this First Supplemental Indenture.

Section 903 ADOPTION, RATIFICATION AND CONFIRMATION.

         The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 904 COUNTERPARTS.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 905 GOVERNING LAW.

         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

Section 906 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF
            1939.

         If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 907 EFFECT OF HEADINGS.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 908 SEVERABILITY OF PROVISIONS.

         In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 909 SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 910 BENEFIT OF SUPPLEMENTAL INDENTURE.

         Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 911 ACCEPTANCE BY TRUSTEE.

         The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 912 CALCULATIONS.

         The Company shall be responsible for making all calculations called for under the Notes. The Company shall make all such calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders of the Notes. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company's calculations without independent calculation.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                    JABIL CIRCUIT, INC.


                                    By /s/ FORBES I.J. ALEXANDER
                                       -----------------------------------------
                                       Forbes I.J. Alexander, Treasurer


                                    THE BANK OF NEW YORK,
                                                     as Trustee

                                    By /s/ MARY LAGUMINA
                                       -----------------------------------------
                                       Mary LaGumina, Vice President

                                                                         ANNEX A


                                 GLOBAL SECURITY

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                           [FORM OF FACE OF SECURITY]

Issue Date:  May 2, 2001                        Principal Amount:  $____________

Registered:  No. R-1                            CUSIP:  466313 AA 1
                                                ISIN: US466313AA11


                               JABIL CIRCUIT, INC.

                  1.75% CONVERTIBLE SUBORDINATED NOTES DUE 2021

         Jabil Circuit, Inc., a corporation organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _____________ DOLLARS ($___________) on May 15,

2021 and to pay interest thereon from May 2, 2001 or from the most recent date to which interest has been paid or duly provided for, semiannually on May 15 and November 15 in each year (each, an "Interest Payment Date"), commencing November 15, 2001, at the rate of 1.75% per annum, until the principal hereof is paid or duly made available for payment or otherwise provided for in accordance with the terms hereof. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes as provided in such Indenture. If any Interest Payment Date, the Stated Maturity or any date fixed for redemption or repurchase shall fall on a day which is not a Business Day, the required payment shall be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment shall accrue from and after such date. If the last day on which a Holder of a Note has a right to convert a Note falls on a day which is not a Business Day, the Note shall convert on the next succeeding Business Day with the same force and effect as if converted on such last day for conversion.

         Payment of the principal of and interest, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds to an account previously specified in writing by such Person to the Company and the Trustee.

         This Note is convertible as specified on the other side on this Note. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 2, 2001







                  Seal

                                        JABIL CIRCUIT, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

-----------------------------
Name:
Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK, as Trustee


                                            ------------------------------------
                                                     Authorized Officer


Date of Authentication: May 2, 2001

                       [FORM OF REVERSE SIDE OF SECURITY]

                               JABIL CIRCUIT, INC

                  1.75% CONVERTIBLE SUBORDINATED NOTES DUE 2021

         This Security is one of a duly authorized issue of subordinated debt securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (the "Original Indenture"), dated as of May 2, 2001, between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as amended by the First Supplemental Indenture thereto (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), dated as of May 2, 2001, between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the "Notes"), limited in aggregate principal amount to $300,000,000 ($345,000,000 if the underwriter exercises its over-allotment option) created pursuant to the Indenture. Capitalized terms used and not otherwise defined in this Note are used as defined in the Indenture.

         The payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Indebtedness of the Company, as described in the Indenture. Each Holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

INTEREST ON OVERDUE AMOUNTS

         If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to an Event of Default as provided in the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption," upon the date set for payment of the Fundamental Change Purchase Price pursuant to "Purchase of Notes at Option of Holder Upon a Fundamental Change," upon the date set for payment of the Purchase Price under "Purchase by the Company at the Option of the Holder" or upon the Stated Maturity of this Note) or if interest due hereon, if any (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.75% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

METHOD OF PAYMENT

         Payments in respect of principal of and interest, if any, on the Notes shall be made by the Company in immediately available funds.

SECURITY REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

         Initially, the Trustee shall act as Security Registrar, Paying Agent and Conversion Agent. The Company may appoint and change any Security Registrar, Paying Agent and Conversion Agent without notice, other than notice to the Trustee, except that the Company shall maintain at least one Paying Agent in the State of New York, The City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Security Registrar, Paying Agent or Conversion Agent.

OPTIONAL REDEMPTION

         No sinking fund is provided for the Notes. At any time on or after May 18, 2004, the Notes are redeemable, in whole or in part from time to time, at the option of the Company in accordance with the Indenture at a redemption price (the "Redemption Price") equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date fixed for redemption (the "Redemption Date").

         If the Company redeems less than all of the Outstanding Notes, the Trustee shall select the Notes to be redeemed in multiples of $1,000 (i) by lot,
(ii) pro rata, or (iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Notes for partial redemption and the Holder converts a portion of the same Notes, the converted portion shall be deemed to be from the portion selected for redemption.

NOTICE OF REDEMPTION

         Notice of optional redemption by the Company shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price for such Notes, all interest shall cease to accrue on such Notes or portions thereof called for redemption in such notice.

PURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

         If a Fundamental Change occurs, Holders of Notes shall have the right, at their option, to require the Company to purchase all of such Holder's Notes not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, pursuant to a Fundamental Change Offer. The Company shall pay the Fundamental Change Purchase Price in cash equal to 100% of the aggregate principal amount of the Notes to be purchased.

         Within 15 Business Days following any Fundamental Change, the Company shall provide notice in accordance with the provisions of Section 701(b) of the First Supplemental Indenture.

         To exercise its purchase right, Holders of Notes must deliver the form entitled "Option of Holder to Elect Purchase," in the form attached hereto, so as to be received by the Paying Agent no later than the close of business on the fifth Business Day prior to the Fundamental Change Purchase Date. Any Purchase Notice may be withdrawn by the Holder by a written notice provided in accordance with the provisions of Section 702 of the First Supplemental Indenture.

         On the Fundamental Change Purchase Date, the Company shall, to the extent lawful, accept for payment all the Notes or portions thereof properly tendered pursuant to the Fundamental Change Offer, deposit with the Paying Agent an amount equal to the Fundamental Change Purchase Price in respect of all the Notes or portions thereof so tendered, and deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate, stating the aggregate principal amount of Notes or portions thereof being purchased.

         The Company shall not be required to make a Fundamental Change Offer following a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Fundamental Change Offer made by the Company and purchases all of the Notes validly tendered and not withdrawn under such Fundamental Change Offer.

         If cash sufficient to pay the Fundamental Change Purchase Price of all Notes or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent by 11:00 a.m. on the Fundamental Change Purchase Date, all interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Purchase Date, and the Holder hereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price upon surrender of such Note).

CONVERSION

         The Holder of any Note shall have the right, exercisable at any time after the Issue Date of the Notes and before the close of business on the Business Day immediately preceding the date of Stated Maturity, to convert the principal amount of the Notes (or any portion of it that is an integral multiple of $1,000) into shares of Common Stock at the Conversion Price, subject to adjustment as described below. The foregoing notwithstanding, if a Note is called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due on the Redemption Date, in which case the conversion right shall terminate at the close of business on the date such default is cured and such payment is made.

         A Note in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Price is $41.038 per share of Common Stock, subject to adjustment upon the occurrence of certain events described in the Indenture. The shares of Common Stock shall be deliverable through the Conversion Agent to Holders surrendering Notes as promptly as practicable but in any event no later than the fifth Business Day following the Conversion Date. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

         Except as provided in the next succeeding paragraph, on conversion of a Holder's Notes, such Holder shall not receive any cash payment of interest. The Company's delivery to a Holder of the full number of shares of Common Stock into which a Note is convertible shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Note and to satisfy the Company's obligation to pay accrued interest attributable to the period from the most recent Interest Payment Date through the Conversion Date.

         If any Notes are converted during the period after any Regular Record Date but before the next Interest Payment Date, interest on such Notes shall be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holder of record on the Regular Record Date. Any Notes that are, however, delivered to the Company for conversion after any Regular Record Date but before the next Interest Payment Date must, except as described in the next sentence, be accompanied by a payment equal to the interest payable on such Interest Payment Date on the principal amount of Notes being converted. The Company shall not require the payment to it described in the preceding sentence if, during the period between a Regular Record Date and the Interest Payment Date to which such Regular Record Date relates, a conversion occurs prior to a Redemption Date falling during such period. No fractional shares will be issued upon conversion, but a cash adjustment shall be made for any fractional shares.

         To convert a Note, a Holder must (a) complete and manually sign the form entitled "Conversion Notice," in the form attached hereto, and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent,
(c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent and (d) pay any transfer or similar tax, if required.

PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on any May 15 in the years 2004, 2006, 2009 and 2014 at a Purchase Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

         The Purchase Price may be paid, at the option of the Company, in cash or by the issuance of Common Stock (as provided in the Indenture), or in any combination thereof.

         Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Purchase Date in accordance with the provisions of Section 609 of the First Supplemental Indenture.

         If cash or securities sufficient to pay the Purchase Price of all Notes or portions thereof to be purchased as of the Purchase Date is deposited with the Paying Agent by 11:00 a.m. on the Purchase Date, all interest shall cease to accrue on such Notes (or portions thereof) immediately after such Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price upon surrender of such Note).

TRANSFER

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration or transfer at the office or agency in a Place of Payment for the Notes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, shall be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Note, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

SUCCESSOR CORPORATION

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

         If an Event of Default (other than an Event of Default resulting from certain events (as provided in the Indenture) of bankruptcy, insolvency or reorganization involving the Company) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding may declare to be immediately due and payable, subject to the subordination provisions set forth in the Indenture, the principal amount of all of the Notes then Outstanding plus accrued but unpaid interest to the date of acceleration; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of such Outstanding Notes may, under the certain circumstances provided in the Indenture, rescind and annul such acceleration. In case an Event of Default resulting from certain events (as provided in the Indenture) of bankruptcy, insolvency or reorganization involving the Company shall occur, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of Notes, subject to the subordination provisions set forth in the Indenture.

         The Holders of a majority in principal amount of the Notes then Outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or of the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

         No Holder of the Notes shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder other than in accordance with the provisions of the Indenture.

INDENTURE

         The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Notes themselves and the Trust Indenture Act, as in effect from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

NO RECOURSE AGAINST OTHERS

         No recourse shall be had for the payment of the principal of or the interest, if any, on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

AUTHENTICATION

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

         THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

         Please insert social security number or other identifying number of assignee:

         --------------------------------

         Please print or type name and address (including zip code) of assignee:

         --------------------------------

         --------------------------------

         --------------------------------

         --------------------------------


the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Note of Jabil Circuit, Inc. on the books of Jabil Circuit, Inc. with full power of substitution in the premises.



       --------------------------------
Dated:
       --------------------------------


         NOTICE: The Signature to this assignment form must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP);
(ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.




                                      A-2-1

                                CONVERSION NOTICE

         To convert this Note into Common Stock of the Company, check the box: [ ]


         To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $__________.

         If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
                (Insert other person's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

Your Signature:                           Date:
               ------------------------         --------------------------------
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:
                          ----------------------------------------------------


By:
    ------------------------------




















--------------
* The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.

                                     A-2-2

            OPTION OF HOLDER TO ELECT PURCHASE ON FUNDAMENTAL CHANGE

         If you want to elect to have this Note purchased, in whole or in part, by the Company pursuant to Section 701 of the Supplemental Indenture, check the following box: [ ]

         If you want to have only part of this Note purchased by the Company pursuant to Section 701 of the Supplemental Indenture, state the principal amount you want to be purchased (must be $1,000 or a multiple of $1,000):

$
------------.

*Signature guaranteed by:
                          ----------------------------------------------------


By:
    ------------------------------




















--------------
* The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.





                                     A-2-3